Exhibit 3.2

BY-LAWS

of

DIATECT INTERNATIONAL CORPORATION

(A California Corporation)

ARTICLE I

Principal Office

Section 1.  The principal executive office for the transaction of the business of the corporation is hereby fixed and located at 875 South Industrial Parkway, Heber City, Utah 84032.

Section 2.  The board of directors may at any time establish other business offices within or without the State of California.

ARTICLE II

Meetings of Shareholders

Section 1.  All meetings of the shareholders shall be at any place within or without the State of California which may be designed either by the board of directors or by the written consent of all the shareholders entitled to vote thereat and not present at the meeting given either before or after the meeting and filed with the secretary of the corporation.  In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.

Section 2.  The annual meeting of the shareholders of the corporation shall be held on such date and at such time as shall be determined by the board of directors, not more than 15 months after the date of the preceding annual meeting or, in the case of the first annual meeting, not more than 15 months after the organization of the corporation.  At such meeting, directors shall be elected and any other proper business may be transacted which is within the powers of the shareholders.  Written notice of each annual meeting shall be given to each shareholder entitled to vote either personally or by first-class mail or other means of written communications (which includes, without limitation and wherever used in these by-laws, telegraphic and facsimile communication), charges prepaid, addressed to each shareholder at his address appearing on the books of the corporation, or given by him to the corporation for the purpose of notice.  If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing of the same provided such notices and reports shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.  If no address of a shareholder appears on the books of the corporation or is given by the shareholder to the corporation, notice is duly given to him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is located or if published at least once in a newspaper of general circulation in the county in which said principal executive office is located.

All such notices shall be given to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting.  Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail or delivered to a common carrier for transmission to the recipient or actually transmitted by the person giving the notice by electronic means to the recipient or sent by other means of written communication.  An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the secretary, assistant secretary or transfer agent of the corporation shall be prima facie evidence of the giving of the notice.

Such notice shall state

(a)

the place, date and hour of the meeting;

(b)

those matters which the board, at the time of the mailing of the notice, intends to present for action by the shareholders;

(c)

if directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;

(d)

the general nature of a proposal, if any, to take action with respect to the approval of (i) a contract or other transaction with an interested director, (ii) amendment of the articles of incorporation, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, (iv) voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and

(e)

such other matters, if any, as may be expressly required by statute.

Section 3.  Special meetings of the shareholders for the purpose of taking any action permitted to be taken by the shareholders under the General Corporation Law and the articles of incorporation of this corporation, may be called by the chairman of the board or the president, or by any vice president, or by the board of directors, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting.  Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the chairman of the board, president, vice president or secretary by any person (other than the board of directors) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.  Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner and contain the same statements as required for annual meetings of shareholders.  Notice of any special meeting shall also specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

Section 4.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 5.  Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 4 above.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date.  Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 2 of this Article II.  At any adjourned meeting the shareholders may transact any business, which might have been transacted at the original meeting.

Section 6.   Unless a record date for voting purposes be fixed as provided in Section 1 of Article VII of these by-laws then, subject to the provisions of Sections 702 and 704, inclusive, of the Corporation Code of California, only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting and such day shall be the record date for such meeting.  Any shareholder entitled to vote on any matter may vote part of the share in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal (other than elections of directors or officers), but if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such is entitled to vote. Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins.  If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the articles of incorporation.  Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he shall think fit.  No shareholder shall be entitled to cumulate votes unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate his votes.  If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.  The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.

Section 7.  The transactions at any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes thereof.  The waiver of notice or consent need not specify either the business to be transacted or the purpose of any regular or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in subparagraph (d) of the third paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of such proposal.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of such objection is expressly made at the meeting.

Section 8.  Directors may be elected without a meeting by a consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors, provided that, without notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy not filled by the directors by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

Any other action which, under any provision of the California General Corporation Law, may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote filed with the secretary of the corporation and shall be maintained in the corporate records.

Unless the consents of all shareholders entitled to vote have been solicited in writing:

(a)

Notice of any proposed shareholder approval of (i) a contract or other transaction with an interested director; (ii) indemnification of an agent of the corporation as authorized by Section 11 of Article III of these by-laws; (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law; or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

(b)

Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing.  Such notices shall be given in the manner provided in Section 2 of Article II of these by-laws.

Unless, as provided in Section 1 of Article VII of these by-laws, the board of directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given.

Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorized the proposed action have been filed with the secretary of the corporation, but may not do so thereafter.  Such revocation is effective upon its receipt by the secretary of the corporation.

Section 9.  Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation.  A proxy shall be deemed executed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney in fact.  Any proxy duly executed which does not state that it is irrevocable shall continue in full force and effect until, (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided in the proxy.  The revocability of a proxy, which states on its face that it is irrevocable, shall be governed by the provisions of Sections 705 (e) and (f) of the General Corporation Law.

Section 10.  In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof.  If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting.  The number of inspectors shall be either one or three.  If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.  In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder’s proxy shall, be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the meeting.

The duties of such inspectors shall be as prescribed by Section 707 of the General Corporation Law and shall include:  determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.  In the determination of the validity and effect of proxies the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.  Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III

Board of Directors

Section 1.  Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these by-laws as to action to be authorized or approved by the shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.  Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the board of directors shall have the following powers, to wit:

First:  To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefore, not inconsistent with law or with the articles of incorporation or with the by-laws, as they may deem best;

Second:  To elect and remove at pleasure the officers, agents and employees of the corporation, prescribe their duties and fix their compensation;

Third:  To authorize the issue of shares of stock of the corporation from time to time upon such terms as may be lawful, in consideration of money paid, labor done, services actually rendered to the corporation or for its benefit or in its formation or reorganization, debts or securities canceled, and tangible or intangible property actually received, but neither promissory notes of the purchaser (unless adequately secured by collateral other than the shares acquired or unless permitted by Section 408 of the General Corporation Law) nor future services shall constitute payment or part payment for the shares of the corporation;

Fourth:  To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefore; and

Fifth:  To alter, repeal or amend, from time to time, and at any time, these by-laws and any and all amendments of the same, and from time to time, and at any time, to make and adopt such new and additional by-laws as may be necessary and proper, subject to the power of the shareholders to adopt, amend or repeal such by-laws, or to revoke the delegation of authority of the directors, as provided by law or by Article VII of these by-laws.

Sixth:  By resolution adopted by a majority of the authorized number of directors, to designate an executive and other committees, each consisting of two or more directors, to serve at the pleasure of the board, and to prescribe the manner in which proceedings of such committee shall be conducted.  Any such committee, to the extent provided in a resolution of the board, shall have all of the authority of the board, except with respect to:

(i)

The approval of any action for which the General Corporation Law or the articles of incorporation also require shareholder approval;

(ii)

The filling of vacancies on the board or in any committee;

(iii)

The fixing of compensation of the directors for serving on the board or on any committee;

(iv)

The adoption, amendment or repeal of by-laws;

(v)

The amendment or repeal of any resolution of the board;

(vi)

Any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the board; and

(vii)

The appointment of other committees of the board or the members thereof.

Section 2.  The authorized number of directors shall not be less than eight (8) nor more than eleven (11).  The exact authorized number of directors shall be fixed from time to time, within the limits specified in this Section 2 or in the articles of incorporation, by the board of directors, or by a by-law or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding share entitled to vote, until changed by a duly adopted amendment to the articles of incorporation or by an amendment to this by-law adopted by approval of the outstanding shares.

Section 3.  The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose.  Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected, except as otherwise provided by statute.

Section 4.  A vacancy in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of court or convicted of a felony, if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

Vacancies in the board of directors, except for a vacancy created by the removal of a director, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.  Any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.

Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary of the board of directors of the corporation, unless the notice specified a later time for the effectiveness of such resignation.  If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

ARTICLE IV

Meetings of Directors

Section 1.  Regular meetings of the board of directors shall be held at any place within or without the State of California that has been designated from time to time by the board of directors.  In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation, except as provided in Section 2.  Special meetings of the board of directors may be held at any place within or without the State of California which has been designated in the notice of the meeting, or, if not designated in the notice or if there is no notice, at the principal executive office of the corporation.

Section 2.  Immediately following each annual meeting of the shareholders there shall be a regular meeting of the board of directors of the corporation at the place of said annual meeting or at such other place as shall have been designated by the board of directors for the purpose of organization, election of officers and the transaction of other business.  Other regular meetings of the board of directors shall be held without call on such date and time as may be fixed by the board of directors; provided, however, that should any such day fall on a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday.  Notice of regular meetings of the directors is hereby dispensed with and no notice whatever of any such meeting need be given, provided that notice of any change in the time or place or regular meetings shall be given to all of the directors in the same manner as notice for special meetings of the board of directors.

Section 3.  Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or president or, if both the chairman of the board and the president are absent or are unable or refuse to act, by any vice president or by any two directors.  Notice of the time and place of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or telegram or facsimile transmission, charges prepaid, addressed to him at his address as it appears upon the records of the corporation or, if it is not so shown on the records and is not readily ascertainable, at the place at which the meetings of the directors are regularly held.  In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting.  In case such notice is telegraphed or sent by facsimile transmission, it shall be delivered to a common carrier for transmission to the director or actually transmitted by the person giving the notice by electronic means to the director at least forty-eight (48) hours prior to the time of the holding of the meeting.  In case such notice is delivered personally or by telephone as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting   Any notice given personally or by telephone may be communicated to either the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director.  Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such directors.  The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the corporation, and need not specify the purpose of the meeting.

Section 4.  Presence of a majority of the authorized number of directors at a meeting of the board of directors constitutes a quorum for the transmission of business, except as hereinafter provided.  Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Sections 310, 311 and 317 of the General Corporation Law.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting.  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.  If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 5.  The transactions of any meeting of the board of directors, however called or notice to wherever held, shall be as valid as though had a meeting duly held after regular call and notice, if a quorum is present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Notice of a meeting shall also be deemed duly given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

Section 6.  A quorum of the directors may adjourn any directors’ meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the directors present at any directors’ meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.

Section 7.  If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.  Otherwise notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 8.  Any action required or permitted to be taken by the board of directors, may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the minutes of the proceedings of the board.  Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 9.  The provisions of this Article IV shall also apply, with necessary changes in points of detail, to committees of the board of directors, if any, and to actions by such committees (except for the first sentence of Section 2 of Article IV, which shall not apply, and except that special meetings of a committee may also be called at any time by any two members of the committee), unless otherwise provided by these by-laws or by the resolution of the board of directors designating such committees.  For such purpose, references to “the board” or “the board of directors” shall be deemed to refer to each such committee and references to “directors” and “members of the board” shall be deemed to refer to members of the committee.  Committees of the board of directors may be designated, and shall be subject to the limitations on their authority, as provided in Section 311 of the General Corporation Law.

Section 10.  Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board.

Section 11.

(a)

For the purpose of this section, “agent” means any person who is or was a director, officer, employee or other agent of this corporation, or is or was serving at the request of this corporation as director, officer, employee or agent or another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation;  “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under subdivision (d) or subdivision (e) (3) of this section.

(b)

This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably relieved to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.  The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

(c)

This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or complete action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of this corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.  No indemnification shall be made under this subdivision (c):

(1)

In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to this corporation in the performance of such person’s duty to this corporation, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

(2)

Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

(3)

Of expenses incurred in defending a threatened or pending action, which is settled or otherwise disposed of without court approval.

(d)

To the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in subdivision (b) or (c) or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(e)

Except as provided in subdivision (d), any indemnification under this section shall be made by this corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standards of conduct set forth in subdivision (b) or (c), by:

(1)

A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(2)

Approval or ratification by the affirmative vote of a majority of the shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote.  For such purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

(3)

The court in which such proceeding is or was pending, upon application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by this corporation.

(f)

Expenses incurred in defending any proceeding may be advanced by this corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to indemnified as authorized in this section.

(g)

Nothing contained in this section shall affect any right to indemnification to which persons other than directors and officers of this corporation or any subsidiary hereof may be entitled by contract or otherwise.

(h)

No indemnification or advance shall be made under this section, except as provided in subdivision (d) or subdivision (e) (3), in any circumstance where it appears:

1.

That it would be inconsistent with a provision of the articles, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

2.

That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

(i)

Upon and in the event of a determination by the board of directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not this corporation would have the power to indemnify the agent against such liability under the provisions of this section.

ARTICLE V

Officers

Section 1.  The officers of the corporation shall be:  the chairman of the board; the president; the secretary; and a treasurer, who shall also be, and be known as, the chief financial officer of the corporation.  The corporation may also have at the discretion of the board of directors, a vice chairman, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, a controller, and such other officers as may be designated from time to time by the board of directors.  Any number of offices may be held by the same person.  The officers shall be elected by the board of directors and shall hold office at the pleasure of the board.

Chairman of the Board

Section 2.  The chairman of the board shall preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by these by-laws.  The chairman of the board shall be an ex officio member of all committees of the board of directors.

Vice Chairman

Section 2A.  The vice chairman, if there be such an officer, shall have the powers, duties and responsibilities specified by resolution of the board of directors.

President

Section 3.  The president shall be the chief executive officer of the corporation and shall, subject to the direction of the board of directors, have general supervision, direction and control of the business and officers of the corporation.

Vice Presidents

Section 4.  In the absence of disability or refusal to act of the president, the vice presidents in order of their rank as fixed by the board of directors, or, if not ranked, the vice president designated by the president or the board of directors, shall perform all of the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the board of directors or the by-laws.  The board of directors may designate certain vice presidents as senior vice presidents of the corporation.  Any senior vice president shall rank in the order fixed by the board of directors, and shall in any respect have precedence over all vice presidents of the corporation so designated.

Secretary

Section 5.  The secretary shall keep or cause to be kept at the principal executive office of the corporation or such other place as the board of directors may order, a book of minutes of all proceedings of the shareholders, the board of directors and committees of the board, with the time and place of holding, whether regular or special, and if special how authorized, the notice thereof given, the names of those present at directors’ and committee meetings, and the number of shares present or represented at shareholders’ meetings.  The secretary shall keep or cause to be kept at the principal executive office or at the office the corporation’s transfer agent a record of shareholders or a duplicate record of shareholders showing the names of the shareholders and their addresses, the number of shares and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.  The secretary or an assistant secretary, or, if they are absent or unable or refuse to act, any other officer of the corporation, shall give or cause to be given notice of all the meetings of the shareholders, the board of directors and committees of the board required by the by-laws or by law to be given, and he shall keep the seal of the corporation, if any, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the by-laws.

Assistant Secretaries

Section 6.  It shall be the duty of the assistant secretaries to assist the secretary in the performance of his duties and generally to perform such other duties as may be delegated to them by the board of directors.

Chief Financial Officer

Section 7.  The treasurer shall be the chief financial officer of the corporation an shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the corporation.  He shall receive and deposit all moneys and other valuables belonging to the corporation in the name and to the credit of the corporation and shall disburse the same only in such manner as the board of directors or the appropriate officers of the corporation may from time to time determine, shall render to the president and the board of directors, whenever they request it, an account of his transactions as treasurer and of the financial condition of the corporation, and he shall perform such further duties as the board of directors may require.

Controller

Section 8.  It shall be the duty of the Controller to assist the chief financial officer in the performance of his duties and generally to perform such other duties as may be delegated to them by the board of directors.

Officers of Operating Divisions

Section 9.  In addition to the foregoing officers of the corporation, the board of directors, or any officer of the corporation to whom such authority may be delegated, may from time to time designate officers of one or more of the corporation’s operating divisions existing under Article VI hereof (such persons being herein referred to as “divisional officers”).  Divisional officers shall act under the direction of, and shall have such duties as may be granted by, the board of directors of the corporation, or by such officer or officers of the corporation to whom the board of directors shall delegate the supervision of such divisional officers.  Unless otherwise designated by the board of directors of the corporation, divisional officers are not officers of the corporation, but may be delegated such powers of an officer of the corporation as may from time to time be granted by the board of directors or by an officer of the corporation to whom the board of directors has delegated the supervision of such divisional officer.

ARTICLE VI

Corporate Divisions

Section 1.  The board of directors may determine that it is necessary or convenient for one or more of the lines of business of the corporation (as such term is hereinafter defined) to be carried by a separately identified unincorporated division of the corporation (hereinafter, an “operating division”).  Among other things, the board of directors may:  create divisional officers for such operating divisions pursuant to the provisions of Section 9 of Article V of these by-laws; authorize the creation and use by an operating division of such trade names, logo types, service marks, brand names, and other similar symbols as shall be considered necessary or convenient for the transaction of the operating division’s business by the board of directors or officer of the corporation to whom the board of directors has delegated the supervision of such operating division; and do such other acts and things as may be necessary or convenient in the conduct of the business of the operating division.  For purposes hereof, the term “line of business” means the sale of any product or class of related products of the corporation accounting for 10% or more of the gross sales of the corporation or which otherwise are considered significant to the corporation by the board of directors.

ARTICLE VII

Miscellaneous

Record Date

Section 1.  The board of directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares.  The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed.  When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided by statute or in the articles of incorporation or by-laws.

If the board of directors does not so fix a record date:

(a)

The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)

The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day on which the first written consent is given.

(c)

The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Inspection of Corporate Records

Section 2.  The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the board and committees of the board of this corporation and any subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of such voting trust certificate.  Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have (in person, or by agent or attorney) the right to inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five (5) business days’ prior to written demand upon the corporation and to obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.  The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation.  Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Annual and Other Reports

Section 3.  The board of directors of the corporation shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year of the corporation.  Such report shall be sent at least fifteen (15) days prior to the annual meeting of shareholders to be held during the next fiscal year.  Such report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation.

A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the annual report for the last fiscal year.  The corporation shall use its best efforts to deliver the statement to the person making the request within thirty (30) days thereafter.  A copy of any such statements shall be kept on file in the principal executive office of the corporation for twelve (12) months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder.

The corporation shall, upon the written request of any shareholder, mail to the shareholders a copy of the last annual, semiannual or quarterly income statement, which it has prepared and a balance sheet as of the end of the period. The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

Certificates for Shares

Section 4.  Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the treasurer or an assistant treasurer or the secretary of an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Any such certificate shall also contain such legend or other statement as may be required by section 418 of the General Corporation Law, the Corporate Securities Law of 1968, the Federal securities laws, and any agreement between the corporation and the issuee thereof.

Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or the by-laws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the fact thereof the amount remaining unpaid and the terms of payment thereof.

No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificates if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; (4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and (5) the owner satisfies any other reasonable requirements imposed by the corporation.  In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of section 8104 and 8405 of the California Commercial Code.

Representation of Shares of Other Corporations

Section 5.  The president or any vice-president or the secretary or any assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation.  The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

Inspection of By-Laws

Section 6.  The corporation shall keep in its principal executive office in California, or if its principal executive office is not in California then at its principal business office in California (or otherwise provide upon written request of any shareholder) the original or a copy of the by-laws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during the office hours.

Construction and Definitions

Section 7.  Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these by-laws.  Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

ARTICLE VIII

Amendments

Section 1.  New by-laws may be adopted or these by-laws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, except as otherwise provided by law or by the articles of incorporation or these by-laws.

Section 2.  Subject to the right of shareholders as provided in section 1 of this Article to adopt, amend or repeal by-laws, and except as otherwise provided by law or by the articles of incorporation, by-laws, other than a by-law or amendment thereof changing the authorized number of directors, may be adopted, amended or repealed by the board of directors.

CERTIFICATE OF CORPORATE SECRETARY

I, the undersigned, hereby certify:

1.

That I am a duly, elected, acting and qualified Secretary of Diatect International, a California corporation; and

2.

That the foregoing by-laws, comprising 20 pages, constitute the by-laws of such corporation as duly adopted by the board of directors of the corporation by action duly taken as December 1, 2003.

DATED:  December 1, 2003

_________________________

Margie Humphries

Corporate Secretary